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                                                                    EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Harbinger Corporation:


We consent to incorporation by reference in the Registration Statements (No. 333-30219), (No. 33-96774), and (No. 333-03247) on Form S-8 and Registration
Statement (No. 333-10893) on Form S-3 of Harbinger Corporation of our reports dated May 13, 1997, relating to the consolidated balance sheets of Harbinger Corporation as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in this Current Report on Form 8-K filed on or about July 1, 1997.

Our reports dated May 13, 1997, included a reference to other auditors with respect to 1995, as those reports, as they relate to the 1995 combined financial statements for SupplyTech, Inc. and SupplyTech International, LLC which are included in the consolidated financial statements of Harbinger Corporation, are based solely on the report of the other auditors as it relates to the amounts included for SupplyTech, Inc. and SupplyTech International, LLC. Our reports dated May 13, 1997 also indicated that the financial statements of Harbinger Corporation and SupplyTech, Inc. and SupplyTech International, LLC for 1994 were audited by other auditors, although the reports also indicated that we audited the combination of the accompanying financial statements and financial statement schedule for 1994.





                                                      KPMG PEAT MARWICK LLP




Atlanta, Georgia
June 26, 1997




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